EXHIBIT 3.1


                 NATURAL FUELS CORPORATION AND SUBSIDIARIES
                             PROFORMA BALANCE SHEET
                             (THOUSANDS OF DOLLARS)
                               SEPTEMBER 30, 1999


                                                                                PRO FORMA
                                                            PER BOOK            ADJUSTMENTS              PRO FORMA
                                                            AMOUNTS             DEBIT (CREDIT)          AMOUNTS (3)
                            ASSETS

 Property, plant and equipment, at cost:                        $ 5,798              (673) (2)        $ 5,125
 Less:  accumulated depreciation                                  2,442               462  (2)          1,980
                                                           -------------                          ------------
          Total property, plant and equipment                     3,356                                 3,145
                                                           -------------                          ------------

 Investments, at cost:                                              264                                   264
                                                           -------------                          ------------

 Current assets:
        Cash and temporary cash investments                         412              (313)  (2)            99
        Accounts receivable                                       2,395              (465)  (1)           621
                                                                                   (1,309)  (2)
        Materials and supplies                                    2,142            (1,678)  (2)           464
        Prepaid expenses and other                                  114               (67)  (2)            47
                                                           -------------                          ------------
          Total current assets                                    5,063                                 1,231
                                                           -------------                          ------------

        Total assets                                            $ 8,683                               $ 4,640
                                                           =============                          ============


                   CAPITAL AND LIABILITIES

 Common stock                                                  $ 15,680               465  (1)       $ 14,798
                                                                                      417  (2)
 Retained earnings (deficit)                                    (12,841)                              (12,841)
                                                           -------------                          ------------
        Total capital                                             2,839                                 1,957
                                                           -------------                          ------------

 Current liabilities:
        Notes payable and commercial paper                        2,700             1,282  (2)          1,418
        Long-term debt due within one year                            5                                     5
        Accounts payable                                            754               560  (2)            194
                                                           -------------                          ------------
          Total current liabilities                               3,459                                 1,617
                                                           -------------                          ------------

 Deferred credits:
        Accumulated deferred income taxes                           935                                   935
        Other                                                     1,450             1,319  (2)            131
                                                           -------------                          ------------
          Total deferred credits                                  2,385                                 1,066
                                                           -------------                          ------------

        Total capital & liabilities                             $ 8,683                               $ 4,640
                                                           =============                          ============



 NOTES: PRO FORMA ADJUSTMENTS

 (1) Redemption of common stock held by CIC at net book value in exchange for accounts receivable.
 (2) Assets and liabilities transferred into STATCO and the capital stock dividend of the Investment in STATCO to NC Enterprises.
 (3) Pro Forma Amounts represent the consolidated Natural Fuels and NATCO amounts. NC Enterprises will dividend this investment in Natural Fuels to NCE, which will then contribute it to PSCo.